UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K/A

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 31, 2013

Li3 Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54303	20-3061907
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification Number)

Marchant Pereira 150

Of. 803

Providencia, Santiago de Chile

Chile

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: +56 (2) 2896-9100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On August 6, 2013 Li3 Energy, Inc. (the “Company”) filed a Current Report on Form 8-K under Item 5.02 to report the resignation of Mr. Alan F. Fraser from the Company’s Board of Directors (the “Board”). This Form 8-K/A is filed as an amendment (Amendment No. 1) to the aforementioned Form 8-K to clarify that Mr. Fraser resigned from the Company’s Board for personal reasons as stated in Mr. Fraser’s letter of resignation dated July 31, 2013. No statement is being made with regards to any other reasons for Mr. Fraser’s resignation from the Company’s Board.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of Director

Effective July 31, 2013, Mr. Alan F. Fraser resigned from the Board of Directors (the “Board”) of Li3 Energy, Inc. (the “Company”). Mr. Fraser’s decision to resign from the Board was due to personal reasons.

The Corporation thanks Mr. Fraser for his dedicated service to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Li3 Energy, Inc.

Dated: September 24, 2013	By:	/s/ Luis Saenz
Name: Luis Saenz
Title: Chief Executive Officer